Exhibit 10.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

WARRANT NO. LLCP - 1	June 30, 2006

BUTLER INTERNATIONAL, INC.

WARRANT TO PURCHASE 1,041,254 SHARES OF

COMMON STOCK

FOR VALUE RECEIVED, BUTLER INTERNATIONAL, INC., a Maryland corporation (the “Company”), hereby certifies that Levine Leichtman Capital Partners III, L.P., a California limited partnership, or its assigns (the “Holder”), is entitled to purchase, on the terms and subject to the conditions contained herein, the Applicable Amount of Shares (as defined herein), at the exercise price of $2.13 per Warrant Share (as defined herein) (the “Warrant Purchase Price”) at any time and from time to time during the Exercise Period (as such term is defined below). The number of Warrant Shares and the Warrant Purchase Price are subject to adjustment as provided in Section 4.

This Warrant is being issued in connection with the consummation of the transactions contemplated by that certain Securities Purchase Agreement dated as of June 30, 2006 (as amended from time to time, the “Securities Purchase Agreement”), by and among the Company, Holder and certain other parties.

This Warrant is subject to the following terms and conditions:

Section 1	DEFINITIONS.

Unless otherwise indicated in this Warrant, all capitalized terms used and not otherwise defined in this Warrant have the meanings ascribed to them in the Securities Purchase Agreement. In addition, the following capitalized terms have the following meanings:

“Applicable Amount of Shares” means (a) during the period commencing as of the Effective Date and ending on December 31, 2006, the Total Amount of Shares, and (b) thereafter, the Stated Amount of Shares.

“Common Stock” means the shares of Common Stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the preamble of this Warrant.

“Current Market Price” per share of Common Stock means, as of any specified date, the average of the daily market prices of the shares of Common Stock over the twenty (20) consecutive trading days immediately preceding (and not including) such date. The ‘daily market price’ for each such trading day shall be (i) the closing sales price on such day on the principal securities exchange on which the shares of Common Stock are then listed or admitted to trading or on Nasdaq, as applicable, (ii) if no sale takes place on such day on any such securities exchange or system, the average of the closing bid and asked prices, regular way, on such day for the shares of Common Stock as officially quoted on any such securities exchange or system, (iii) if the shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the last reported sale price, regular way, on such day for the shares of Common Stock, or if no sale takes place on such day, the average of the closing bid and asked prices for the shares of Common Stock on such day, as reported by Nasdaq or the National Quotation Bureau, and (iv) if the shares of Common Stock are not then listed or admitted to trading on any securities exchange and if no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by the over-the-counter securities market operated by Pink Sheets, LLC so long as such prices are readily available to the public and if such prices are not readily available to the public, than as reported by a reputable quotation service or a newspaper of general circulation in the City of Los Angeles, State of California, customarily published on each Business Day. If the daily market price cannot be determined for the twenty (20) consecutive trading days immediately preceding such date in the manner specified in the foregoing sentence, then the shares of Common Stock shall not be deemed to be publicly traded as of such date. For purposes of Section 4, the shares of Common Stock shall not be deemed to be publicly traded unless they are listed or admitted for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq.

“Designated Office” has the meaning set forth in Section 2.1.

“DOJ” has the meaning set forth in Section 2.3.

“Effective Date” means the issue date of this Warrant.

“Equity Rights” means, when used in this Warrant, any warrants, options or other rights to subscribe for or purchase, or obligations to issue, any Capital Stock of the Company, or any Convertible Securities, including any options or similar rights issued or issuable under any employee stock option plan, pension plan or other employee benefit plan of the Company in existence on the Effective Date.

“Excluded Shares” means, collectively, (i) shares of Common Stock or Equity Rights, issued in any of the transactions described in Sections 4.1, 4.2, 4.4 or 4.5; (ii) the issuance of this Warrant or any Warrant Shares; (iii) any shares of Common Stock issued pursuant to a bona fide initial public offering under a registration statement declared effective by the Securities and Exchange Commission under the Securities Act.

“Exercise Notice” has the meaning set forth in Section 2.1.

“Exercise Period” means the period commencing on the Effective Date and ending on (and including) the Expiration Date.

“Expiration Date” means the date that is the tenth anniversary of the Effective Date.

“Fair Market Value” per share of Common Stock means, as of any specified date:

(i)           if the Common Stock is publicly traded on such date, the Current Market Price per share of Common Stock; or

(ii)          if the Common Stock is not publicly traded (or deemed not to be publicly traded) on such date, the fair market value per share of Common Stock as determined by an independent valuation of the Company and its Subsidiaries and their respective businesses prepared by an investment banking firm of recognized national standing selected by the mutual written agreement of the Company and the Holder; provided, however, that if the Company and the Holder are unable to mutually agree upon any such investment banking firm within ten (10) days after the date upon which the right or obligation to select an investment banking firm arises, each of the Holder and the Company shall, within three (3) Business Days thereafter, select one investment banking firm, and the two (2) selected firms shall, within three (3) Business Days after their selection, select a third investment banking firm which shall make the relevant determination (which determination shall be final and binding) within ten (10) Business Days of the submission of this matter to such third firm; and provided further, however, that, in determining the Fair Market Value per share of Common Stock, such investment banking firm shall not give effect or take into account any “minority discount,” but shall value the Company and its Subsidiaries and their respective businesses in their entirety on an enterprise basis using any variety of industry recognized valuation techniques commonly used to value businesses; or

(iii)        if the Common Stock is issued pursuant to an employee benefit plan or employee incentive plan, the fair market value of shares of Common Stock as determined by the mutual written agreement of the Holder and the Board of Directors of the Company.

“FTC” has the meaning set forth in Section 2.3.

“Fully Diluted Basis” shall mean, with respect to any Person at any time, a basis that includes (i) any and all shares of Common Stock of such Person issued and outstanding at such time, plus (ii) any and all additional shares of Common Stock of such Person which would be issuable upon the exercise or conversion of all Equity Rights, including Company stock options, of such Person outstanding at such time.

“Holder” has the meaning set forth in the preamble.

“HSR Act” has the meaning set forth in Section 2.3.

“Other Property” has the meaning set forth in Section 4.4(a).

“Qualifying Conditions” means

(a)         within ten (10) days after the delivery of the audited financial statements for a Fiscal Year, commencing with the Fiscal Year ended December 31, 2006, the Company has provided a certificate, executed by the chief financial officer of the Company, certifying that (1) for the trailing twelve months ending on such Fiscal Year end the EBITDA of the Company derived from such audited financial statements was not less than $25,000,000, (2) as of such Fiscal Year end based on such audited financial statements the Total Leverage Ratio of the Company was not greater than 2.5:1.00 (in each case accompanied by supporting information detailing the above referenced calculations, together with such other information as the Holder may reasonably request), and (3) no Default or

Event of Default has occurred and is continuing as at the Fiscal Year end or as of the date of the certificate,

(b)	the Subordinated Notes and the Term B Notes have not been repaid,

(d)	the Subordinated Notes or the Term B Notes have not matured,

(e)	a Change in Control has not occurred, and

(f)           the Reduction Amount has not previously been subtracted from the Total Amount of Shares to obtain the Stated Amount of Shares (pursuant to Section 3.1 the adjustment may only be made once).

“Reduction Amount” means the number of shares of Common Stock equal to thirty-two percent (32.0%) of the Total Amount of Shares, which at the time of the Company’s satisfaction of the Qualifying Condition remain issuable to Purchaser or its Affiliates upon the exercise of this Warrant.

“Securities Purchase Agreement” has the meaning set forth in the preamble of this Warrant.

“Stated Amount of Shares” has the meaning set forth in Section 3.1.

“Total Amount of Shares” means 1,041,254 shares of Common Stock.

“Warrant” means this Warrant, any amendment or other modification of this Warrant, and any warrants issued upon transfer, division or combination of, or in substitution for, this Warrant or any other such warrant. All such warrants shall at all times be identical as to terms and conditions and date, except as to the number of Warrant Shares for which they may be exercised.

“Warrant Purchase Price” has the meaning set forth in the preamble of this Warrant (as adjusted in accordance with the terms of this Warrant).

“Warrant Shares” means the Applicable Amount of Shares of Common Stock or, as the context requires, any other equity interests issuable upon exercise of this Warrant or for which this Warrant may be exchangeable.

Section 2	EXERCISE.

2.1          Exercise; Delivery of Certificates. Subject to the provisions of Section 2.3, this Warrant may be exercised at the option of the Holder, in whole or in part, at any time and from time to time during the Exercise Period, by (a) delivering to the Company at its principal executive office (the “Designated Office”) (i) an Exercise Notice Form, in substantially the form attached hereto (the “Exercise Notice”), duly completed and signed by the Holder, and (ii) this Warrant, and (b) paying the Warrant Purchase Price pursuant to Section 2.2 for the number of Warrant Shares being purchased. The Warrant Shares being purchased under this Warrant will be deemed to have been issued to the Holder, as the record owner of such Warrant Shares, as of the close of business on the date on which payment therefor is made by the Holder pursuant to Section 2.2. Share certificates representing the Warrant Shares so purchased shall be delivered to the Holder within three (3) Business Days after this Warrant has been exercised (or, if applicable, after the conditions set forth in Section 2.3 have been satisfied); provided, however, that in the case of a purchase of less than all of the Warrant Shares issuable upon exercise of this Warrant, the Company shall cancel this Warrant and, within three (3) Business Days after this Warrant has been surrendered, execute and deliver to the Holder a new Warrant of like tenor representing the number of unexercised Warrant Shares. Each certificate representing the number of Warrant Shares purchased or purchasable under this Warrant shall be registered in the name of the Holder or, subject to compliance with Applicable Law, such other name as shall be designated by the Holder.

2.2          Payment of Warrant Purchase Price; Fractional Shares. Payment of the Warrant Purchase Price may be made, at the option of the Holder, by (i) check from the Holder, (ii) wire transfer, (iii) instructing the Company to withhold and cancel a number of Warrant Shares then issuable upon exercise of this Warrant with respect to which the excess of the Fair Market Value over the Warrant Purchase Price for such canceled Warrant Shares is at least equal to the Warrant Purchase Price for the Warrant Shares being purchased, (iv) surrender to the Company of shares of Common Stock previously acquired by the Holder with a Fair Market Value equal to the Warrant Purchase Price for the Warrant Shares then being purchased or (v) any combination of the foregoing. No fractional Warrant Shares shall be issued upon exercise of this Warrant, but the number of Warrant Shares to be issued shall be rounded up to the nearest whole Warrant Share.

2.3          Antitrust Notification. If the Holder determines, in its sole judgment upon the advice of counsel, that an exercise of this Warrant pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall, within seven (7) Business Days after receiving notice from the Holder of the applicability of the HSR Act, file with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form and any supplemental information required to be filed by it pursuant to the HSR Act in connection with the exercise of this Warrant. Any such notification and report form and supplemental information will be in full compliance with the requirements of the HSR Act. The Company will furnish to the Holder promptly (but in no event more than five (5) Business Days) such information and assistance as the Holder may reasonably request in connection with the preparation of any filing or submission required to be filed by the Holder under the HSR Act. The Company shall respond promptly after receiving any inquiries or requests for additional information from the FTC or the DOJ (and in no event more than three (3) Business Days after receipt of such inquiry or request). The Company shall keep the Holder apprised periodically and at the Holder’s request of the status of any communications with, and any inquiries or requests for additional information from, the FTC or the DOJ. The Company shall bear all filing or other fees required to be paid by the Company and the Holder (or the “ultimate parent entity” of the Holder, if any) under the HSR Act or any other Applicable Law in connection with such filings and all costs and expenses (including attorneys’ fees and expenses) incurred by the Company and the Holder in connection with the preparation of such filings and responses to inquiries or requests. In the event that this Section 2.3 is applicable to any exercise of this Warrant, the purchase by the Holder of the Warrant Shares subject to the Exercise Notice, and the payment by the Holder of the Warrant Purchase Price, shall be subject to the expiration or earlier termination of the waiting period under the HSR Act.

Section 3	STATED AMOUNT OF SHARES

3.1          The Total Amount of Shares issuable upon the exercise of this Warrant to Purchaser or its Affiliates shall be reduced by the Reduction Amount after the Company has satisfied the Qualifying Conditions (the reduced amount of such shares being the “Stated Amount of Shares”). The parties agree that this reduction may only occur after the end of only one Fiscal Year (commencing with the Fiscal Year ended December 31, 2006) and that the number of Warrant Shares shall be reduced by the Reduction Amount as a result of such adjustment only once. Once this Warrant (or any subsequent warrant issued upon partial exercise of this Warrant) has been exercised such that the total number of unexercised Warrant Shares which may be purchased by Purchaser or its Affiliates (in the form of an unexercised Warrant) is less than 333,201 (as may be adjusted pursuant to Section 4 hereof), the right to reduce set forth in this Section 3.1 shall terminate and be of no further force or effect.

Section 4	ADJUSTMENTS TO THE NUMBER OF WARRANT SHARES AND TO THE WARRANT PURCHASE PRICE.

The number of Warrant Shares for which this Warrant is exercisable and the Warrant Purchase Price shall be subject to adjustment from time to time as set forth in this Section 4.

4.1	Share Dividends, Subdivisions and Combinations.

(a) If at any time the Company:

(1) pays a dividend or other distribution on its Common Stock in shares of Common Stock or shares of any other class or series of Capital Stock, including any preferred stock of the Company,

(2) subdivides (by stock split, reclassification or otherwise) its outstanding Common Stock into a larger number of shares of Common Stock, or

(3) combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the kind and number of shares of Common Stock that the Holder would have owned or have been entitled to receive immediately after such record date or effective date had this Warrant been exercised immediately prior to such record date or effective date. Any adjustment made pursuant to this Section 4.1 shall become effective immediately after the effective date of such event, but be retroactive to the record date, if any, for such event.

(b) Upon any adjustment of the number of Warrant Shares purchasable upon the exercise of this Warrant as herein provided, the Warrant Purchase Price per Warrant Share shall be adjusted by multiplying the Warrant Purchase Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

4.2	Issuance of Equity Rights; Distribution of Assets or Securities.

(a) If at any time (if permissible under the Securities Purchase Agreement) the Company issues (with or without payment of any consideration) to all holders of outstanding shares of Common Stock any Equity Rights, then the Company shall also distribute such Equity Rights to the Holder as if this Warrant had been exercised immediately prior to the record date for such issuance. Any reduction by the Company in the exercise price of any existing Equity Rights shall be treated as a new issuance of Equity Rights and the provisions of this Section 4.2(a) shall apply.

(b) If at any time the Company makes a distribution (a “Distribution”) to its stockholders of any asset, including cash, or any security (the total of the assets or securities so distributed, the “Distribution Amount”), then, at the Holder’s option:

(1) the Holder shall have the right to receive an amount of assets, including cash, or such security equal to the number of Warrant Shares for which this Warrant is exercisable immediately prior to the Distribution, multiplied by the Distribution Amount, and divided by the number of shares of Common Stock outstanding at such time. Upon the closing of the Distribution, the Company shall distribute such portion of the Distribution Amount to the Holder; or

(2) the Warrant Purchase Price shall be adjusted and shall be equal to the Warrant Purchase Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution, multiplied by a fraction (which shall not be less than zero), the numerator of which shall be the Fair Market Value per share of Common Stock on the date fixed for such determination, less the then-fair market value of the portion of the assets, or the fair market value of the portion of the securities, as the case may be, so distributed applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of Common Stock. Such adjustment to the Warrant Purchase Price shall become effective immediately prior to the opening of business on the day immediately following the date fixed for the determination of stockholders entitled to receive such distribution. Upon any adjustment to the Warrant Purchase Price as provided for in this Section 4.2(b)(2), the number of Warrant Shares issuable upon the exercise of this Warrant shall also be adjusted and shall be equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Warrant Purchase Price in effect immediately prior to such adjustment and the denominator of which is the Warrant Purchase Price as so adjusted.

4.3	Issuance of Equity Securities Under Certain Circumstances.

(a) If, at any time after the date hereof, the Company shall issue or sell (or, in accordance with Section 4.3(b), shall be deemed to have issued or sold) any shares of Common Stock (other than the Excluded Shares) for a consideration per share that is less than the Warrant Purchase Price in effect immediately prior to the issuance of such Common Stock, then, effective immediately upon such issuance or sale, the Warrant

Purchase Price in effect immediately after such issuance shall forthwith be adjusted to a price equal to the Warrant Purchase Price in effect immediately prior to such issuance multiplied by a fraction, the numerator of which is an amount equal to the sum of the total number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company upon such issuance would purchase at a price equal to the Warrant Purchase Price in effect immediately prior to such issuance per share, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the issuance of such Common Stock. Upon each such adjustment of the Warrant Purchase Price hereunder, the number of Warrant Shares which may be obtained upon exercise of this Warrant shall be increased to the number of shares determined by multiplying (i) the number of Warrant Shares which could be obtained upon exercise of such Warrant immediately prior to such adjustment by (ii) a fraction, the numerator of which shall be the Warrant Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Purchase Price in effect immediately after such adjustment. Adjustments shall be made successively whenever such an issuance or sale is made.

(b) For the purpose of determining the adjusted Warrant Purchase Price under Section 4.3(a), the following shall be applicable:

(1) If the Company in any manner issues or grants any Equity Rights or Convertible Securities and the price per share for which shares of Common Stock are issuable upon the exercise of such Equity Rights or upon conversion or exchange of such Convertible Securities is less than the Warrant Purchase Price in effect immediately prior to such issuance or grant of such Equity Rights, then the total maximum number of shares of Common Stock issuable upon the exercise of such Equity Rights (or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Equity Rights) shall be deemed to be outstanding and to have been issued and sold by the Company for such lower price per share. For purposes of this paragraph, the price per share for which shares of Common Stock are issuable upon exercise of Equity Rights or upon conversion or exchange of Convertible Securities issuable upon exercise of Equity Rights shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuing or granting of such Equity Rights, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Equity Rights, plus in the case of such Equity Rights which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Equity Rights or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Equity Rights.

(2) If the Company in any manner issues or grants any Convertible Securities having an exercise or conversion or exchange price per Share which is less than the Warrant Purchase Price in effect immediately prior to such issuance or sale, then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such lower price per share. For purposes of this paragraph, the price per share for which shares of Common Stock are issuable upon conversion or exchange of Convertible Securities is determined by dividing (A) the total amount received by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

(3) If the purchase price provided for in any Equity Rights, the additional consideration, any, payable upon the issuance, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for shares of Common Stock decreases at any time, then the Warrant Purchase Price in effect at the time of such decrease shall be readjusted to the Warrant Purchase Price which would have been in effect at such time had such Equity Rights or Convertible Securities still outstanding provided for such decreased purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares shall be correspondingly readjusted, by taking the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Warrant Purchase Price in effect immediately prior to such adjustment and the denominator of which is the Warrant Purchase Price as so adjusted.

(4) If any shares of Common Stock or Equity Rights are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. If any shares of Common Stock or Equity Rights are issued or sold for consideration other than cash, then the amount of consideration received by the Company shall be the fair value of such consideration determined in good faith by the Board of Directors of the Company, subject to the Holder’s rights under Section 4.7(e).

(5) The number of shares of Common Stock outstanding at any time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of shares of Common Stock.

(6) If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock or Equity Rights or (B) to subscribe for or purchase shares of Common Stock or Equity Rights, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such distribution or the date of the granting or such right of subscription or purchase, as the case may be.

(c) If, at any time after the date hereof, the Company shall issue or sell its Common Stock or Equity Rights pursuant to a stock option or other employee incentive or benefit plan or arrangement, or any additional shares of Common Stock become issuable or are issued upon conversion of Equity Rights outstanding on the date hereof as a result of an adjustment resulting from the issuance of this Warrant or the accrual, payment-in-kind or other dividend distribution under such Equity Rights, including, without limitation, under the Company’s 7-1/2% Senior Cumulative Preferred Stock (the “Senior Preferred”) and the Company’s Series B 7% Cumulative Convertible Preferred Shares (the “Series B Preferred”), this Warrant shall immediately become exercisable for such additional Warrant Shares as are necessary to maintain the percentage ownership interest in the Company calculated on a Fully Diluted Basis held by Holder immediately prior to such adjustment, issuance or accrual, payment-in-kind or potential issuance of additional shares of Common Stock as a result of such adjustment, issuance or accrual, payment-in-kind or other dividend distribution with respect to such Equity Rights, including with respect to the Senior Preferred and the Series B Preferred. Upon any such adjustment of the number of Warrant Shares purchasable upon the exercise of this Warrant, the Warrant Purchase Price per Share shall be adjusted by multiplying the Warrant Purchase Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

(d) No adjustment shall be made pursuant to this Section 4.3 with respect to the issuance of Excluded Shares.

4.4          Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

(a) If at any time prior to the Expiration Date, the Company reorganizes its capital, reclassifies its Capital Stock, consolidates, merges or combines with or into another Person (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the outstanding shares of Common Stock), or the Company sells, transfers or otherwise disposes of all or substantially all of its property, assets or business to another Person, other than in a transaction provided for in Sections 4.1, 4.2, 4.3, 4.5 or 4.6, and, pursuant to the terms of such reorganization, reclassification, consolidation, merger, combination, sale, transfer or other disposition of assets, (i) equity securities of the successor or acquiring Person or of the Company (if it is the surviving corporation) or (ii) any cash, equity securities or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of shares of Common Stock of the successor or acquiring Person or the Company (“Other Property”) are to be received by or distributed to the holders of shares of Common Stock who are holders immediately prior to such transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of Common Stock, common stock of the successor or acquiring Person, and/or Other Property which a holder of the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event would have owned or received immediately after and as a result of such event. In such event, the aggregate Warrant Purchase Price otherwise payable for the Warrant Shares issuable upon exercise of this Warrant shall be allocated among such securities and Other Property in proportion to the respective fair market values of such securities and Other Property as determined in good faith by the Board of Directors of the Company, subject to the Holder’s rights under Section 4.7(e).

(b) In case of any such event, the successor or acquiring Person (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as the Holder may approve in writing (and memorialized by resolutions of the Board of Directors of the Company) in order to provide for adjustments of any equity securities of such successor or acquiring Person for which this Warrant thus becomes exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this Section 4.4. For purposes of this Section 4, “common stock of the successor or acquiring Person” shall include stock or other equity securities, or securities that are exercisable or exchangeable for or convertible into equity securities, of such corporation, or other securities if such Person is not a corporation, of any class that is not preferred as to dividends or assets over any other class of stock of such corporation or Person and that is not subject to redemption and shall also include any evidences of indebtedness, equity securities or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers and other dispositions of assets.

4.5          Dissolution, Total Liquidation or Winding-Up. If at any time there is a voluntary or involuntary dissolution, total liquidation or winding-up of the Company, other than as contemplated by Section 4.4, then the Company shall cause to be mailed (by registered or certified mail, return receipt requested, postage prepaid) to the Holder at the Holder’s address as shown on the Warrant register, at the earliest practicable time (and, in any event, not less than thirty (30) calendar days before any date set for definitive action) written notice of the date on which such dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the record holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities, money or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be. On such date, the Holder shall be entitled to receive upon surrender of this Warrant the cash or other property, less the Warrant Purchase Price for this Warrant then in effect, that the Holder would have been entitled to receive had this Warrant been exercised immediately prior to such dissolution, liquidation or winding-up. Upon receipt of the cash or other property, any and all rights of the Holder to exercise this Warrant shall terminate in their entirety. If the cash or other property distributable in the dissolution, liquidation or winding-up has a fair market value which is less than the Warrant Purchase Price for this Warrant then in effect, this Warrant shall terminate and be of no further force or effect upon the dissolution, liquidation or winding-up.

4.6          Other Dilutive Events. If any event occurs as to which the other provisions of this Section 4 are not strictly applicable but as to which the failure to make any adjustment would not protect the purchase rights represented by this Warrant in accordance with the intent and principles hereof, then, in each such case, the Holder (or if this Warrant has been divided up, the Holders of Warrants exercisable for the purchase of more than fifty percent (50%) of the aggregate number of Warrant Shares then issuable upon exercise of all of the then exercisable Warrants) may demand that the Company engage, and the Company shall engage within fifteen (15) days of such demand, an investment banking or accounting firm of recognized national standing which shall give its opinion as to the adjustment, if any, on a basis consistent with the intent and principles established herein, necessary to preserve the purchase rights represented by this Warrant (or such Warrants). Upon receipt of such opinion, the Company will mail (by registered or certified mail, return receipt requested, postage prepaid) a copy thereof to the Holder within three (3) Business Days and shall make the adjustments described therein. The fees and expenses of such investment banking or accounting firm shall be borne by the Company.

4.7          Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 4:

(a) When Adjustments To Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Record Date. If the Company fixes a record date of the holders of shares of Common Stock for the purpose of entitling them to (i) receive a dividend or other distribution payable in shares of Common Stock or in shares of any other class or series of capital stock or securities convertible into or exchangeable for shares of Common Stock or shares of any other class or series of capital stock or (ii) subscribe for or purchase shares of Common Stock or such other shares or securities, then all references in this Section 4 to the date of the issuance or sale of such shares of Common Stock or such other shares or securities shall be deemed to be references to that record date.

(c) When Adjustment Not Required. If the Company fixes a record date of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights to which the provisions of Section 4.1 would apply, but shall, thereafter and before the distribution to stockholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d) Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable or the Warrant Purchase Price shall be adjusted or recalculated pursuant to this Section 4, the Company shall immediately, but in no event in more than two (2) business days, prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment or recalculation and the method by which such adjustment or recalculation was calculated, specifying the number of Warrant Shares for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.4) describing the number and kind of any other equity securities or Other Property for which this Warrant is exercisable, and any related change in the Warrant Purchase Price, after giving effect to such adjustment, recalculation or change. The Company shall mail

(by registered or certified mail, return receipt requested, postage prepaid) a signed copy of the certificate to be delivered to the Holder within three (3) Business Days of the event which caused the adjustment or recalculation. The Company shall keep at the Designated Office copies of all such certificates and cause them to be available for inspection at the Designated Office during normal business hours by the Holder or any prospective transferee of this Warrant designated by the Holder.

(e) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company is required to make a determination in good faith of the Fair Market Value of this Warrant or the Warrant Shares, such determination may be challenged or disputed by the Holder (or if the Warrant has been divided up, the Holders of Warrants exercisable for the purchase of more than fifty percent (50%) of the aggregate number of Warrant Shares then issuable upon exercise of all of the then exercisable Warrants). If the Holder (or such Holders, as the case may be) wishes to challenge or dispute any such fair market value determination, it (or they) shall furnish written notice to the Company of its intention to challenge the same. If the Company and the Holder (or such Holders, as the case may be) cannot resolve the dispute between or among themselves, then such dispute shall be submitted for final determination to an investment banking or accounting firm of recognized national standing pursuant to the valuation procedures set forth in clause (ii) under the definition of Fair Market Value. All fees, costs and expenses incurred by the Company and the Holder (or such Holders, as the case may be) in connection with any such dispute and determination, including, fees and expenses of any investment banking, valuation or accounting firms(s) engaged by the Company or the Holder (or Holders, as the case may be) and of attorneys in connection with such dispute and determination shall be paid by the Company, provided, however, that the Holder (or Holders, as the case may be) shall bear all such fees, costs and expenses if, after the Holder (or Holders, as the case may be) challenges or disputes any fair market value determination by the Board of Directors of the Company, the difference between (a) the fair market value determined pursuant to the valuation procedures set forth in clause (ii) under the definition of Fair Market Value and (b) the fair market value determined by the Board of Directors of the Company, is less than five percent (5.0%) of the fair market value determined by the Board of Directors of the Company.

(f) Independent Application. Except as otherwise provided herein, all subsections of this Section 4 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication

4.8          Dilutive Issuances. If at any time and from time to time the Company takes any action which results or, if the Warrant has previously been exercised in whole or in part, would have resulted in an adjustment to the Warrant Purchase Price or the number of shares of Common Stock issuable pursuant to this Warrant (in either event, a “Dilutive Issuance”), then, to the extent that Holder has exercised all or any portion of this Warrant prior to such time, the Company shall immediately issue to Holder upon effectiveness of such Dilutive Issuance, without the payment of any further consideration of any kind, such number of additional shares of Common Stock as shall equal the difference between (a) the number of shares of Common Stock issuable upon the exercise of this Warrant to the extent held unexercised by Holder at such time after giving effect to the adjustment resulting from such Dilutive Issuance and (b) the number of shares of Common Stock which would have been issuable upon exercise of this Warrant at such time after giving effect to the adjustment resulting from such Dilutive Issuance assuming this Warrant had not been exercised in any part.

4.9	[INTENTIONALLY OMITTED].

4.10       Fiduciary Duties of Company. The Board of Directors of the Company shall at all times, whether or not this Warrant has been exercised, owe the Holder the same fiduciary duties that it would owe to a holder of the Warrant Shares underlying the Warrant.

Section 5	MISCELLANEOUS.

5.1          Restrictive Legend. This Warrant, any Warrant issued upon transfer of this Warrant and, unless registered under the Securities Act, any Warrant Shares issued upon exercise of this Warrant or any portion thereof shall be imprinted with the following legend, in addition to any legend required under applicable state securities laws:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

The legend shall be appropriately modified upon issuance of certificates for Warrant Shares.

Upon request of the holder of a Warrant Share certificate, the Company shall issue to that holder a new certificate free of the foregoing legend, if, with such request, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company (provided that Bingham McCutchen LLP shall be deemed to be acceptable to the Company) to the effect that the securities evidenced by such certificate may be sold without restriction under Rule 144 (or any other rule permitting resales of securities without restriction) promulgated under the Securities Act.

Any transfer of the Warrant Shares shall comply with all applicable state and federal securities laws. Such compliance may be evidenced by and shall be conclusively established by delivery of an opinion of counsel (such counsel to be reasonably satisfactory to the Company, provided that Bingham McCutchen LLP shall be deemed acceptable to the Company) that the transfer complies with applicable state and federal securities laws.

5.2          Holder Entitled to Benefits Under Other Agreements. The Holder (or, if the Warrant has been divided up, the Holders) is entitled to certain rights, benefits and privileges with respect to this Warrant and the Warrant Shares pursuant to the terms of the Securities Purchase Agreement, the Investor Rights Agreement and certain other Investment Documents.

5.3          Other Covenants. Without limiting the generality of Section 5.2, the Company covenants and agrees that, as long as this Warrant remains outstanding or any Warrant Shares are issuable with respect to this Warrant, the Company will perform all of the following covenants for the express benefit of the Holder: (a) the Warrant Shares shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock; (b) the Holder shall, upon the exercise thereof in accordance with the terms hereof, receive good and marketable title to the Warrant Shares, free and clear of all voting and other trust arrangements to which the Company is a party or by which it is bound, preemptive rights of any stockholder, liens, encumbrances, equities and claims whatsoever, including all Taxes, Liens and other charges with respect to the issuance thereof; (c) at all times prior to the Expiration Date, the Company shall have reserved for issuance a sufficient number of authorized but unissued shares of Common Stock, or other securities or property for which this Warrant may then be exercisable, to permit this Warrant (or if this Warrant has been divided, all outstanding Warrants) to be exercised in full; (d) the Company shall deliver to each Holder the information and reports described in Section 9 of the Securities Purchase Agreement as contemplated therein; (e) the Company shall provide each Holder written notice of all corporate actions in the same manner and to the same extent as the stockholders of the Company.

5.4          Issue Tax. The issuance of Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any stamp, documentary or similar tax in respect thereof.

5.5          Closing Of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any Warrant Shares in any manner which interferes with the timely exercise hereof.

5.6          No Voting Rights; Limitation Of Liability. Except as expressly set forth in this Warrant, nothing contained in this Warrant shall be construed as conferring upon the Holder (a) the right to vote or consent as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter, (b) the right to receive dividends or distributions, except as set forth in Section 4 or (c) any other rights as a stockholder of the Company, except as set forth in Section 4 and in the Investor Rights Agreement. No provisions hereof, in the absence of affirmative action by the Holder to purchase the Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

5.7          Modification And Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement is sought.

5.8          Notices. All notices, requests, demands and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of seventy-two (72) hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(a) If to the Holder, at:

Levine Leichtman Capital Partners III, L.P.
c/o Levine Leichtman Capital Partners, Inc.
335 North Maple Drive, Suite 240
Beverly Hills, CA 90210
Attention: Arthur E. Levine, President
Telephone: (310) 275-5335
Facsimile:	(310) 275-1441
With a copy to:
Bingham McCutchen LLP
355 South Grand Avenue, Suite 4400
Los Angeles, CA 90071
Attention: Richard J. Welch, Esq.
Telephone: (213) 629-4824
Facsimile: (213) 229-8550

(b) If to the Company at:

BUTLER INTERNATIONAL, INC.

110 Summit Avenue

Montvale, New Jersey 07645

Attention: Richard Paras, Vice President - Legal

Telephone: (201) 573-8000

Telecopier: (201) 573-9723

with a copy to:

Frederick H. Kopko, Jr., Esq.

McBreen & Kopko

20 North Wacker Drive, Suite 2520

Chicago, Illinois 60606

Telephone: (312) 332-6405

Telecopier: (312) 332-2657

or at such other address or addresses as the Holder or the Company, as the case may be, may specify by written notice given in accordance with this Section 5.8.

5.9          Successors and Assigns. The Company may not assign any of its rights, or delegate any of its obligations, under this Warrant without the prior written consent of the Holder (which consent may be withheld for any reason or no reason at all). The Holder may sell, assign or transfer this Warrant, or delegate its obligations under this Warrant, in each case in whole or in part, at any time and from time to time, without the consent of the Company. Compliance of such transfer with all applicable state and federal securities laws may be evidenced by and shall be conclusively established by delivery of an opinion of counsel (such counsel to be reasonably satisfactory to the Company, provided that Bingham McCutchen LLP shall be deemed acceptable to the Company) that the transfer complies with applicable state and federal securities laws. The Holder may use the Warrant Assignment Form attached hereto to assign this Warrant. Each assignment of this Warrant, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with appropriate instruments of assignment, duly completed and executed. Upon such surrender, the Company shall, at its own expense, within three (3) Business Days of surrender, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees specified in such assignment and in the denominations specified therein and this Warrant shall promptly be canceled. If any portion of this Warrant is not being assigned, the Company shall, at its own expense, within three (3) Business Days issue to the Holder a new Warrant evidencing the portion not so assigned. If the Holder assigns this Warrant to one or more Persons, any decisions that the Holder is entitled to make at any time hereunder shall be made by the Holders holding more than fifty percent (50%) of the aggregate number of Warrant Shares issuable upon exercise of all of the then exercisable Warrants. Section 3.1 hereof shall not be binding on any purchaser, assignee or transferee of this Warrant who is not an Affiliate of Purchaser.

In addition, the Holder may, without notice to or the consent of the Company, grant or sell to one or more Participants Participations in all or any part of its right, title and interest in and to this Warrant.

This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns, and shall include, with respect to the Company, any Person succeeding the Company by merger, consolidation, combination or acquisition of all or substantially all of the Company’s assets, and in such case, except as expressly provided herein and in the Securities Purchase Agreement, all of the obligations of the Company hereunder shall survive such merger, consolidation, combination or acquisition.

5.10       Captions; Construction and Interpretation. The rules of construction and interpretation specified in Sections 1.2 through 1.6 of the Securities Purchase Agreement shall likewise govern the construction and interpretation of this Warrant.

5.11       Lost Warrant or Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or of a share certificate evidencing Warrant Shares and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant or share certificate, the Company shall make and deliver to the Holder, within three (3) Business Days of receipt by the Company of such documentation, a new Warrant or share certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or share certificate.

5.12       No Impairment. The Company shall not by any action, including amending its charter documents or regulations or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value (if any) of any Warrant Shares receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all liens, encumbrances, equities and claims, and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

5.13       No Implied Waiver. Nothing in this Warrant, including any reference herein to an act or transaction, shall be construed as, or imply, a waiver of any provision of the Securities Purchase Agreement or any other Investment Document, including any prohibition therein against such an act or transaction.

5.14       GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

5.15       Remedies. If the Company fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Warrant, the Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Warrant or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company hereby agrees that the Holder shall not be required or otherwise obligated to, and hereby waives any right to demand that the Holder, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. The Company agrees to pay all fees, costs, and expenses, including fees and expenses of attorneys, accountants and other experts retained by the Holder, and all fees, costs and expenses of appeals, incurred or expended by the Holder in connection with the enforcement of this Warrant or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Warrant or now or hereafter available at law, in equity, by statute or otherwise.

5.16       Entire Agreement. This Warrant constitutes the full and entire agreement and understanding between the Holder and the Company with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof.

5.17       WAIVER OF TRIAL BY JURY. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, EACH OF THE PARTIES TO THIS WARRANT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER

PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO (a) THIS WARRANT, INCLUDING ANY PRESENT OR FUTURE AMENDMENT HEREOF, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY OR RELATED TO THIS WARRANT, OR (b) ANY CONDUCT, ACT OR OMISSION OF THE PARTIES OR THEIR AFFILIATES (OR ANY OF THEM) WITH RESPECT TO THIS WARRANT, INCLUDING ANY PRESENT OR FUTURE AMENDMENT HEREOF, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH ACTION, SUIT OR OTHER PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

5.18       JUDICIAL REFEREE. IN THE EVENT THE WAIVER PROVIDED IN SECTION 5.17 IS DEEMED INEFFECTIVE, TO GIVE EFFECT TO THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE OR RETIRED JUDGE APPLY THE APPLICABLE LAW, THE PARTIES AGREE TO REFER, FOR A COMPLETE AND FINAL ADJUDICATION, ANY AND ALL ISSUES OF FACT OR LAW INVOLVED IN ANY LITIGATION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ALL DISCOVERY AND LAW AND MOTION MATTERS, PRETRIAL MOTIONS, TRIAL MATTERS AND POST-TRIAL MOTIONS (E.G. MOTIONS FOR RECONSIDERATION, NEW TRIAL AND TO TAX COSTS, ATTORNEY FEES AND PREJUDGMENT INTEREST)) UP TO AND INCLUDING FINAL JUDGMENT, BROUGHT TO RESOLVE ANY DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT, UNDER ANY STATUTE OR OTHERWISE) BETWEEN AND AMONG ANY OF THE PARTIES HERETO, TO A JUDICIAL REFEREE WHO SHALL BE APPOINTED UNDER A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. THE REFEREE’S DECISION WOULD STAND AS THE DECISION OF THE COURT, WITH JUDGMENT TO BE ENTERED ON HIS/HER STATEMENT OF DECISION IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES HERETO SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS. IN THE EVENT THAT THE PARTIES HERETO CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE PURCHASER AND HOLDERS, ON THE ONE HAND, AND THE COMPANY PARTIES, ON THE OTHER HAND, SHALL EQUALLY BEAR THE FEES AND EXPENSES OF THE REFEREE (50% BY THE PURCHASER AND HOLDERS AND 50% BY THE COMPANY PARTIES) UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and issued by its duly authorized representatives on the date first above written.

BUTLER INTERNATIONAL, INC., a Maryland corporation

By: /s/ Thomas Considine

Name: Thomas J. Considine

Title: Chief Financial Officer

By: /s/ Mark Koscinski

Name: Mark Koscinski

Title: Vice President & Controller

BUTLER INTERNATIONAL, INC.

EXERCISE NOTICE FORM

(To be signed only upon exercise of this Warrant)

The undersigned hereby irrevocably elects to exercise its Warrant to purchase __________________________________________________ (_______) shares of Common Stock for an aggregate Warrant Purchase Price of_________________________________ Dollars ($______).

If the Holder has determined upon advice of counsel that compliance with the HSR Act is required, include the following sentences: “The undersigned has determined that this exercise is subject to the HSR Act and requests that the Company file the requisite notification and report form with, and pay all requisite filing fees to, the FTC and the DOJ as promptly as possible. The purchase of the Warrant Shares described above and the payment of the Warrant Purchase Price are subject to the expiration or earlier termination of the waiting period under the HSR Act.”

The Warrant Purchase Price to be paid as follows (check as applicable):

___	Company check in the amount of $_________;
___	Wire transfer in the amount of $_________;
___	Cancellation of _________________________ Warrant Shares; or
___	Surrender of __________________ shares of Common Stock.

The undersigned hereby requests that if the Holder has determined upon advice of counsel that compliance with the HSR Act is required, include the following phrase: “upon the expiration or earlier termination of the waiting period under the HSR Act” a certificate(s) for the Warrant Shares be issued in the name of_________________________, and delivered to, ____________________, whose address is __________________________________.

The undersigned represents that it is acquiring such shares for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof in violation of applicable federal and state securities laws.

Dated: _______________	___________________________________________
Name of the Holder (must conform precisely to the name specified on the face of the Warrant)
___________________________________________ Signature of authorized representative of the Holder
___________________________________________ Print or type name of authorized representative
Social Security Number or Employer Tax Identification Number of the Holder: _________________________
Address of the Holder:
___________________________________________ ___________________________________________ ___________________________________________

BUTLER INTERNATIONAL, INC.

WARRANT ASSIGNMENT FORM

(To be signed only upon transfer of this Warrant)

FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers to:

Name____________________________________________

(Please Print)

Address__________________________________________

City, State and Zip Code_____________________________

Taxpayer Identification

or Social Security Number__________________________

the right to purchase up to _________________ Warrant Shares represented by this Warrant and does hereby irrevocably constitute and appoint _______________________________________ to transfer said Warrant on behalf of the undersigned, with full power of substitution in the premises.

Dated:_______________	_____________________________________
Signature of Registered Holder

NOTICE

The signature to the foregoing Warrant Assignment Form must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

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